                                       SCHEDULE 14A
                                      (Rule 14a-101)
                          INFORMATION REQUIRED IN PROXY STATEMENT
                                 SCHEDULE 14A INFORMATION
                     Proxy Statement Pursuant to Section 14(a) of the
                              Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a party other than the registrant [_]

Check the appropriate box:
     [_]  Preliminary proxy statement          [_] Confidential, for Use of the Commission Only
     [X]  Definitive proxy statement               (as permitted by Rule 14a-6(e)(2) )
     [_]  Definitive additional materials
     [_]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                                   CITATION CORPORATION
                     (Name of registrant as Specified in Its Charter)

                                        REGISTRANT
                        (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     (4)  Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1)  Amount previously paid:
     (2)  Form, schedule or registration statement no.:
     (3)  Filing party:
     (4)  Date filed:

                                January 7, 1998



       To Our Shareholders:

            You are cordially invited to attend the 1998 Annual Meeting of Shareholders which will be held at 11:00 a.m. on Tuesday, February 17, 1998, at SouthTrust Bank of Alabama's auditorium on the eighth floor of the SouthTrust Tower, located at 420 North 20th Street, Birmingham, Alabama 35203.

            Information about the meeting and the various matters on which the shareholders will act is included in the Notice of Meeting and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

            It is important that your shares be represented at the meeting. Whether you plan to attend or not, we hope that you will complete and return your Proxy in the enclosed prepaid envelope as promptly as possible.

            We look forward to seeing you at the shareholders meeting.

                                           Yours very truly,



                                           T. Morris Hackney
                                           Chairman

                             CITATION CORPORATION
                        2 Office Park Circle, Suite 204
                           Birmingham, Alabama 35223
                                (205) 871-5731

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               February 17, 1998

            The Annual Meeting of Shareholders of Citation Corporation, a Delaware corporation (the "Company"), will be held at SouthTrust Bank of Alabama's auditorium on the eighth floor of the SouthTrust Tower, located at 420 North 20th Street, Birmingham, Alabama, on Tuesday, February 17, 1998 at 11:00 a.m. Central Standard Time.

            At the Annual Meeting shareholders will consider and act upon the following matters:

            1. The election of nine directors, each director to hold office until his successor is elected and qualified.

            2. Ratification of the appointment of the Company's independent auditors.

            3. The transaction of such other business as may properly come before the meeting.

            The Board of Directors has fixed the close of business on December 31, 1997, as the record date for the determination of shareholders entitled to vote at the Annual Meeting.

            All shareholders are cordially invited to attend the Annual Meeting.

                                           By Order of the Board of Directors


                                           STANLEY B. ATKINS
                                           Secretary

       WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, WE URGE YOU TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED IN ORDER THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE MEETING AND TO ASSURE A QUORUM. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU LATER DETERMINE TO ATTEND THE MEETING.

                             CITATION CORPORATION
                        2 OFFICE PARK CIRCLE, SUITE 204
                           BIRMINGHAM, ALABAMA 35223
                               ----------------

                                PROXY STATEMENT

     The following information is furnished in connection with the solicitation of proxies by the Board of Directors of Citation Corporation (the "Company"), to be voted at the annual meeting of shareholders, which will be held on February 17, 1998. A copy of the Annual Report of the Company for the fiscal year ended September 28, 1997, and a form of proxy for use at the meeting are enclosed with this Proxy Statement. It is anticipated that this Proxy Statement and the enclosed proxy will be first mailed to shareholders on or about January 7, 1998.

                             GENERAL INFORMATION
PROXY

     Shareholders are requested to execute and return the enclosed proxy in the accompanying envelope. The proxy may be revoked at any time before it is voted by giving written notice to the Secretary of the Company, by granting a subsequent proxy, or by appearing in person and voting at the annual meeting. Proxies that are returned properly executed, and not revoked, will be voted in accordance with the shareholders' directions specified on the proxy. Where no direction is specified, proxies will be voted FOR each of the nominees for directors and FOR the other proposals. If any other matters properly come before the meeting, proxies will be voted by the persons named in the proxy in accordance with their best judgment.

RECORD DATE AND VOTING SECURITIES

     Shareholders of record at the close of business on December 31, 1997 are entitled to notice of, and to vote at, the annual meeting. As of December 15, 1997, there were 17,782,600 shares of the Company's common stock issued and outstanding, and entitled to vote. The holders of common stock, the only class of voting stock of the Company outstanding, are entitled to one vote per share, exercisable in person or by proxy, for the election of directors and all other matters.

     A majority of the outstanding shares entitled to vote is necessary to provide a quorum at this meeting. The election of directors requires the vote of a plurality of the shares present or represented and entitled to vote on the election of directors. The ratification of independent auditors requires a majority of the votes cast. Proxies marked as abstentions or as broker no votes will be treated as shares present for purposes of determining whether a quorum is present. Broker no votes (that is, shares held in street name for which proxies have been designated as not voted) are not considered entitled to vote and will not be counted as votes cast. An abstention or a proxy instructing that a vote be withheld is considered a negative vote.

EXPENSES OF SOLICITATION

     The cost of soliciting proxies is paid by the Company. Solicitation is being made principally by mail; solicitation other than by mail may be made personally and by telephone by regularly employed officers and employees of the Company who will not be additionally compensated therefor. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for reasonable expenses incurred in sending proxy material to beneficial
owners of the Company's stock.   In addition, the Company has engaged Corporate
Communications, Inc. to deliver proxy materials to, and solicit proxies from, these institutions. Corporate Communications, Inc. will receive a fee of approximately $4,000 for its solicitation services and will be reimbursed for printing costs, postage and freight.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of December 15, 1997, certain information with respect to the Company's common stock owned beneficially by each director, each nominee for election as a director, each executive officer, by all executive officers and directors as a group, and by each person known by the Company to be a beneficial owner of more than five percent of the issued and outstanding common stock of the Company.



                                              Shares           Percentage
                                            Beneficially       of Common
         Beneficial Owner                     Owned(1)           Stock
     -----------------------               --------------     ------------

T. Morris Hackney                            5,833,200(2)        32.21%
Chairman, Chief Executive Officer
and Nominee
2 Office Park Circle, Suite 204
Birmingham, Alabama  35223

Frederick F. Sommer                            110,500(3)           *
President and Chief Operating Officer
Director and Nominee
2 Office Park Circle, Suite 204
Birmingham, Alabama  35223

R. Conner Warren                               892,800(4)         4.91%
Executive Vice President of Finance and
 Administration, Treasurer,
Director and Nominee
2 Office Park Circle, Suite 204
Birmingham, Alabama  35223


                                              Shares           Percentage
                                            Beneficially       of Common
         Beneficial Owner                     Owned(1)           Stock
     -----------------------               --------------     ------------
Virgil C. Reid                                  50,750(5)           *
Group Vice President -
Medium Volume Foundries
2 Office Park Circle, Suite 204
Birmingham, Alabama  35223

Timothy L. Roberts                              61,273(6)           *
Group Vice President -
Special Foundries
2 Office Park Circle, Suite 204
Birmingham, Alabama  35223

Thomas W. Burleson                              18,845(7)           *
Vice President - Controller
2 Office Park Circle, Suite 204
Birmingham, Alabama  35223

A. Derrill Crowe                                62,436(8)           *
Director and Nominee
2 Office Park Circle, Suite 204
Birmingham, Alabama  35223

Franklyn Esenberg                               25,500(9)           *
Director and Nominee
2 Office Park Circle, Suite 204
Birmingham, Alabama  35223

William W. Featheringill                       102,461(8)           *
Director and Nominee
2 Office Park Circle, Suite 204
Birmingham, Alabama  35223

Frank B. Kelso, II                              11,000(8)           *
Director and Nominee
2 Office Park Circle, Suite 204
Birmingham, Alabama  35223


                                              Shares           Percentage
                                            Beneficially       of Common
         Beneficial Owner                     Owned(1)           Stock
     -----------------------               --------------     ------------
Van L. Richey                                   13,575(8)           *
Director and Nominee
2 Office Park Circle, Suite 204
Birmingham, Alabama  35223

Hugh G. Weeks                                1,348,861(8)         7.5%
Director and Nominee
2 Office Park Circle, Suite One
Birmingham, Alabama  35223

All directors and executive officers         8,531,201(10)       47.1%
as a group (12 persons)

---------------
* less than 1%

(1) Beneficial ownership reflects sole voting and investment power unless otherwise noted.

(2) Includes 50,000 shares that may be acquired pursuant to stock options exercisable within 60 days, and 334,000 shares owned by the Hackney Charitable Foundation, of which Mr. Hackney is an officer and a director with shared voting and investment power. Also includes 12,400 shares owned by trusts for the benefit of Mr. Hackney's minor children and 400,000 shares owned by his spouse, as to all of which he disclaims beneficial ownership.

(3) Includes 100,000 shares that may be acquired pursuant to stock options exercisable within 60 days.

(4) Includes 50,000 shares that may be acquired pursuant to stock options exercisable within 60 days. Also includes 15,000 shares owned by Mr. Warren's spouse and 6,000 shares owned by his children, as to all of which he disclaims beneficial ownership.

(5) Includes 18,690 shares that may be acquired pursuant to stock options exercisable within 60 days. Also includes 15,905 shares owned by Mr. Reid's spouse, as to which he disclaims beneficial ownership.

(6) Includes 30,000 shares that may be acquired pursuant to stock options exercisable within 60 days.

(7) Includes 15,500 shares that may be acquired pursuant to stock options exercisable within 60 days. Also includes 1050 shares owned by Mr. Burleson's spouse, as to which he disclaims beneficial ownership.

(8) Included in the number of shares beneficially owned by Dr. Crowe, Mr. Featheringill, Admiral Kelso, Mr. Richey and Mr. Weeks are 10,000 shares each that non-employee directors have the right to acquire within 60 days pursuant to stock options granted under the Company's Non-Qualified Stock Option Plan for Non-Employee Directors.

(9) Includes 10,000 shares that may be acquired pursuant to stock options exercisable within 60 days.

(10) Included in the number of shares beneficially owned by all executive officers and directors as a group are 323,190 shares that may be acquired pursuant to stock options exercisable within 60 days.

                                 ELECTION OF DIRECTORS

     At the annual meeting, nine directors will be elected to hold office until their successors are elected and qualified. The persons named as proxies in the accompanying proxy, or their substitutes, will vote for the election of the nominees listed hereafter, except to the extent authority to vote for any or all of the nominees is withheld. The election of each director requires the affirmative vote of a plurality of the shares present or represented and entitled to vote on the election of directors.

     Other than Mr. Esenberg, no nominee for election as a director is proposed to be elected pursuant to any arrangement or understanding between the nominee and any other person or persons. Mr. Esenberg's nomination arose from the Company's October 1996 acquisition of Interstate Forging Industries, Inc. ("Interstate"). One of the conditions of the Agreement and Plan of Merger relating to this acquisition was that the Company would nominate Mr. Esenberg, who was then chairman of Interstate's board of directors, for election to the Company's Board of Directors at the 1997 meeting and each annual meeting of the Company until the 1999 annual meeting. Mr. Esenberg's nomination as a member of the Company's Board of Directors is being made pursuant to this agreement. Also see the discussion of Mr. Esenberg's employment agreement under "Compensation of Directors."

     All nominations for membership on the Board of Directors originated with the Board of Directors. It is believed that all such nominees are available for election. If any are unable or unwilling to serve, the persons named as proxies in the accompanying proxy, or their substitutes, will have full discretion and authority to vote or refrain from voting for any other nominees in accordance with their judgment.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND NOMINEES

     All the nominees listed below are now directors of the Company and have served continuously in that capacity since their first election or appointment. The Company's bylaws provide for a minimum of one and a maximum of fifteen directors, with the number of directors to be determined by the Board. The Board of Directors has presently fixed the number of directors at nine. The following is a brief summary of each nominee's business experience during at least the past five years, unless otherwise indicated, and other directorships held.

T. MORRIS HACKNEY

          Mr. Hackney, age 65, is Chairman of the Board and Chief Executive Officer of Citation Corporation. He founded the Company in 1974 and has served as its Chief Executive Officer since that time. In addition, Mr. Hackney held the position of President of the Company until July 1996, when Mr. Sommer joined the Company. Mr. Hackney is also a director of Alabama National Bancorporation.*

                                                            Director since 1974
FREDERICK F. SOMMER

          Mr. Sommer, age 55, is President and Chief Operating Officer of the
          Company.   He was President and Chief Operating Officer of Automotive

          Industries, Inc. from 1992 until his appointment as its President and Chief Executive Officer in 1994. He remained in that position after Automotive Industries, Inc. was acquired by Lear Corporation in 1995, and also served as a Senior Vice President of Lear Corporation, until joining Citation Corporation in July, 1996. Mr. Sommer was appointed to a newly-created position on the Board of Directors in July, 1996.

                                                             Director since 1996
R. CONNER WARREN

          Mr. Warren, age 53, is Executive Vice President of Finance and Administration, Treasurer and Chief Financial Officer of the Company. He joined the Company in 1975, shortly after its founding. Since that time, Mr. Warren has served the Company in various capacities and is currently its senior administrative and financial officer. He is a past president of the American Foundryman's Society and of the American Cast Metals Association and is currently the U.S. representative to the International Association of Foundry Technical Associations and a member of its executive board.

                                                            Director since 1975
A. DERRILL CROWE

          Dr. Crowe, age 61, is a retired physician and has been the Medical Director of the Alabama Kidney Stone Foundation since 1985. Dr. Crowe has also been President, Chief Executive Officer and chairman of the board of directors of MAI Holdings, Inc.,* since 1976.

                                                            Director since 1994
FRANKLYN ESENBERG

          Mr. Esenberg, age 64, was Chairman of Interstate Forging Industries, Inc., from 1971 until its acquisition by Citation Corporation in October, 1996, and was Chief Executive Officer of Interstate from 1971 to 1990. Mr. Esenberg was appointed to a newly-created position on the Company's Board of Directors following the closing and pursuant to the provisions of the Agreement and Plan of Merger by which Interstate was acquired by the Company.

                                                             Director since 1996
WILLIAM W. FEATHERINGILL

          Mr. Featheringill, age 55, has been President and a member of the board of directors of Private Capital Corporation, a private investment company, since 1973, and Chairman of Electronic Healthcare Systems, Inc., a computer systems company, since 1995. Mr. Featheringill was a co-founder and President of Complete Health Services, Inc., a health maintenance organization, until that company was sold in 1994. He was the founder and Chairman and Chief Executive Officer of MACESS Corporation, a computer software and services company, until the company was sold in 1995. Mr. Featheringill is also a director of BioCryst Pharmaceuticals, Inc.*

                                                            Director since 1994
FRANK B. KELSO II

          Admiral Kelso, age 64, was Chief of Naval Operations for the United States Navy from 1990 until his retirement in 1994. From 1988 to 1990, he was Commander-in-Chief, United States Atlantic Command and

          Supreme Allied Commander, Atlantic; he served from 1986 to 1988 as Commander-in-Chief of the Atlantic Fleet, and from 1985 to 1986 as Commander of the Sixth Fleet.

                                                            Director since 1994
VAN L. RICHEY

          Mr. Richey, age 48, has been President and Chief Executive Officer of American Cast Iron Pipe Company ("ACIPCO") since 1989. He joined ACIPCO in 1976 and served in several sales positions until he became Vice President-Sales and Secretary in 1986. Mr. Richey is also a director of SouthTrust Corporation.*

                                                            Director since 1994
HUGH G. WEEKS

          Mr. Weeks, age 54, joined the Company in 1977 and after that time served the Company in various corporate and operational capacities, most recently as President of Citation Foam division. Effective January 1, 1995, Mr. Weeks terminated his employment with the Company to pursue other business interests; he is presently Chairman and Chief Executive Officer of Custom Chip Connections, Inc.

                                                            Director since 1977

* A company having a class of stock registered under the Securities Exchange Act of 1934.

BOARD AND COMMITTEE MEETINGS AND ATTENDANCE

     The Board of Directors held four formal meetings during the fiscal year ended September 28, 1997. All incumbent directors attended at least 75% of the board and committee meetings held during the year.

     The Executive Committee of the Board of Directors consists of Mr. Hackney, Mr. Warren, Mr. Sommer, and Mr. Richey. Pursuant to authority granted under the Company's bylaws, the Executive Committee is empowered to act for the Board of Directors until further action of the Board and to exercise certain powers of the Board of Directors when the Board is not in session. The Executive Committee does not have the power to amend the bylaws, fill vacancies in the Board, appoint the Company's independent accountants, set compensation of employees, award stock options, or act on any other matter that requires the action of the full Board or another committee. The Executive Committee did not formally convene during fiscal 1997, but took action by unanimous written consent on a number of occasions.

     The Audit Committee of the Board of Directors consists of Mr. Featheringill, Dr. Crowe, and Mr. Weeks. The Audit Committee is charged with recommending to the Board of Directors the independent accountants to be selected as the Company's auditors, reviewing the audit plan, financial statements and audit results, reviewing with internal and independent auditors the accounting practices and policies, and overall accounting and financial controls, and conducting an appropriate review of all related party transactions and potential conflict of interest situations. The committee met one time during the 1997 fiscal year.

     The Compensation Committee of the Board of Directors consists of Dr. Crowe, Admiral Kelso, and Mr. Richey. The committee met once during the 1997 fiscal year. The Compensation Committee is responsible for review of the compensation of all employees of the Company except non-salaried workers, the approval or alteration of the Company's bonus plan, and approval or alteration of the chief executive officer's compensation. This Committee also administers the Company's Incentive Award Plan and Employee Stock Purchase Plan, and acts on such other matters as the Board may request or direct.

EXECUTIVE COMPENSATION

     The following tables and charts set forth information with respect to benefits made available, and compensation paid or accrued, by the Company during the last three fiscal years for services by each of the chief executive officer and the other four highest paid executive officers of the Company who were serving as such at the end of fiscal 1997 whose total salary and bonus exceeded $100,000 during fiscal year 1997.

                                 SUMMARY COMPENSATION TABLE

                                                                            Long-Term
                                                                           Compensation
                                                                          ---------------
                                                                                              All Other
                                      Annual Compensation                     Awards        Compensation(2)
                                    ----------------------               ----------------   ---------------
                                                                            Securities
           Name and                   Fiscal                                Underlying
      Principal Position               Year        Salary       Bonus       Options(1)
---------------------------------  ------------  -----------  ----------  ---------------
T. Morris Hackney                      1997       $208,000    $439,160           -0-          $132,201
Chairman and Chief Executive           1996        208,000     316,472           -0-            13,905
 Officer                               1995        196,500     402,199           -0-             5,721

Frederick F. Sommer                    1997       $234,000    $415,160           -0-              -0-
President and Chief Operating          1996         49,500       -0-          100,000             -0-
 Officer                               1995          N/A         N/A             N/A              N/A

R. Conner Warren                       1997       $156,000    $298,298           -0-          $ 23,884
Executive Vice President               1996        156,000     237,354           -0-            11,355
of Finance and Administration          1995        146,800     278,808           -0-             5,721

Virgil C. Reid                         1997       $141,431    $147,065           -0-          $ 22,840
Group Vice President, Medium           1996        135,200     168,772           -0-            10,335
 Volume Foundries                      1995        127,150     161,428           -0-             5,721

Timothy L. Roberts                     1997       $135,142    $278,874           -0-          $ 23,686
Group Vice President, Special          1996        130,000     144,899           -0-            10,435
 Foundries                             1995         45,000       -0-           40,000             -0-


(1) The Company's Incentive Award Plan provides for grants of restricted stock and stock appreciation rights, but no such awards have been made.

(2) The amounts shown in this column consist of Company contributions to the Company's 401(k) Retirement Plan and Company contributions to the Company's Deferred Compensation Plan. For Mr. Hackney, this amount also includes for the last fiscal year $104,757 in dollar value of premiums paid by the Company for his benefit, for split-dollar life insurance with respect to term life insurance and to premium amounts unrelated to term life insurance coverage. On termination of the insurance policy the beneficiaries are obligated by contract to refund to the Company all premiums paid. The aggregate dollar amount of perquisites and other personal benefits provided to each officer is less than $50,000 or 10% of the total annual salary and bonus of such officer.

                       OPTION GRANTS IN LAST FISCAL YEAR

There were no option grants in fiscal 1997 to the named executive officers.

                    AGGREGATED OPTION/SAR EXERCISES IN LAST
               FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

     The following table provides information on option exercises and the aggregate value of unexercised stock options held by the named executive officers as of September 28, 1997. No stock appreciation rights are held by any such officer.

                                                                                     Value of Unexercised
                                                            Number of                    In-the-Money
                           Shares                   Unexercised Options/SARs             Options/SARs
                          Acquired                     at Fiscal Year End           at Fiscal Year End(1)
                             on                   -----------------------------  ----------------------------
        Name              Exercise     Realized   Exercisable    Unexercisable   Exercisable    Unexercisable
                         -----------  ----------  ------------  ---------------  ------------  ---------------
T. Morris Hackney            -0-         N/A          50,000         -0-          $494,375        $   -0-
Frederick F. Sommer          -0-         N/A         100,000         -0-           662,750            -0-
R. Conner Warren             -0-         N/A          50,000         -0-           534,375            -0-
Virgil C. Reid             31,810      $276,349       18,190         -0-           194,406            -0-
Timothy L. Roberts           -0-         N/A          30,000      10,000            78,825          26,275

(1) Based on $18.6875 per share, the average of high and low prices reported by NASDAQ on September 26, 1997, the last business day of fiscal 1997.

COMPENSATION OF DIRECTORS

     Standard Arrangements. The Company's outside directors receive an annual retainer of $7,000 and receive $2,000 for each Board of Directors meeting attended, in addition to reimbursement of travel and other expenses related to their duties. Each director who is a member of a committee receives $1,000 for each committee meeting attended, unless the committee meeting occurs in conjunction with a Board of Directors meeting, in which case no additional compensation is paid. Directors who are also employees of the Company are not compensated for meetings they attend.

     Upon initial appointment or election to the Board of Directors, non-employee directors are eligible to receive a one-time grant of options for the purchase of 10,000 shares of Common Stock of the Company under the Company's Non-Qualified Stock Option Plan for Non-Employee Directors.

     Other Arrangements. In connection with the acquisition of Interstate by the Company, Interstate entered into an employment agreement with Mr. Esenberg, by which Mr. Esenberg would serve as Vice Chairman of Interstate for a period beginning on the date of Citation's acquisition of Interstate and ending on December 31, 2001. Pursuant to the terms of this employment agreement, Mr. Esenberg receives an annual salary of $67,000 and receives fringe benefits customarily provided to Interstate's executive employees for his services as Vice Chairman to Interstate. This employment agreement also contains certain noncompetition provisions whereby Mr. Esenberg has agreed not to compete with Interstate during the term of his employment agreement. In fiscal 1997, options for 10,000 shares were granted to Mr. Esenberg under the Company's Incentive Award Plan. The options are exercisable November 22, 1997 and until May 22, 2002 at an exercise price of $14.875.

EMPLOYMENT CONTRACTS

     Immediately prior to the Company's initial public offering in 1994, the Company entered into employment agreements with T. Morris Hackney and R. Conner Warren pursuant to which Mr. Hackney serves as Chairman and Chief Executive Officer, and Mr. Warren serves as Executive Vice President of Finance and Administration and Treasurer. Each agreement provides for an initial term of three years commencing on August 9, 1994. Each agreement also provides that, at the end of each year of its term, the agreement is automatically extended for an additional year, unless either the Company or the executive elects, on 180 days' notice, for the agreement not to be so extended. Mr. Hackney notified the Company during fiscal 1997 of his election not to extend his employment agreement; it therefore terminated August 9, 1997. The base salaries of Messrs. Hackney and Warren under the contract for fiscal 1997 were $208,000 and $156,000 per year, respectively. These base salaries may be raised periodically at the discretion of the Compensation Committee. Messrs. Hackney and Warren are also entitled to cash bonuses pursuant to the Company's management bonus plan. See "Report on Executive Compensation" below. In the event employment is terminated by the executive because of a material breach by the Company, or by the Company, without cause, including in connection with a change in control of the Company, the executive will be entitled to receive his current compensation for the remainder of the agreement.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors consists of Dr. Crowe, Admiral Kelso and Mr. Richey, who were appointed to the Committee in 1995.
None of the three are now or have ever been employees of the Company or its subsidiaries.

     The Compensation Committee's duties as assigned by the Board include the following: review of the compensation of all salaried employees, approval or alteration of the Company's bonus plan, approval or alteration of the chief executive officer's compensation, and approval or alteration of awards made under the Company's Incentive Award Plan.

     The Committee also administers the Company's Incentive Award Plan and the Employee Stock Purchase Plan.

     The Committee formally met once during the 1997 fiscal year and once subsequent to the end of the fiscal year. During fiscal 1997, the Committee requested that the study of key salaried employee compensation, originally conducted in fiscal 1996, be updated with current compensation information.

COMPENSATION POLICIES

     The Company's goal for its compensation policy, both as a private and public company, has been and remains to maintain salary and benefit programs that allow Citation to hire, motivate, and retain managers and technical employees who are among the most highly-qualified in the foundry and forging industries at both the corporate and division levels.

     In pursuit of this goal, the Company attempts to pay base salaries that are at the lower end of the range of competitive salaries in Citation's industry and geographic areas, and to provide key employees the opportunity for performance-based incentive bonus payments at the upper end of the range. In combination, Citation's policy is to pay total compensation that is at the upper end of the competitive range.

     At the request of the Committee, in fiscal 1996 the Company retained William M. Mercer, Inc. of Atlanta, Georgia to review the highest compensated individuals at both corporate and division levels for the purpose of evaluating whether Citation was reasonably implementing its compensation policies. Mercer's findings reported to the Committee were that the Company's policy was appropriate, and that with a few individual variances, compensation was within the competitive range.

     In fiscal 1997, the Committee requested that Mercer update its compensation study to include any changes in key personnel since the initial study, as well as updated compensation information. In a May 1997 report to the Compensation Committee, Mercer indicated that Citation key personnel compensation was generally competitive that of peer companies.

     The Committee also reviewed and approved the fiscal 1997 bonus plan submitted by the Chief Executive Officer, which was substantially similar to the plan for previous years.

SALARIES AND ANNUAL PERFORMANCE BONUSES

     The Compensation Committee directly reviews salaries of Mr. Hackney, Mr. Sommer, and Mr. Warren. Salaries of Mr. Hackney and Mr. Warren are established pursuant to employment contracts with the Company, entered into in 1994.

Mr. Sommer's salary was established when he joined the Company in July 1996 and was approved by the Compensation Committee. During fiscal 1997, the base salaries of all three were the same as fiscal 1996.

     Salaries for key employees, including the named executive officers other than Messers. Hackney, Sommer, and Warren, are reviewed annually by the managers to whom they report. The review involves a subjective evaluation of individual performance and responsibilities in light of total cash compensation. Total compensation for all key employees was reviewed by the Mercer studies of fiscal 1996 and 1997.

     A principal component of Citation Corporation's compensation program for key employees, including the chief executive officer and the other named executive officers, at the corporate and division levels are the performance-based bonus programs. Participation in and makeup of incentive plan programs for other salaried employees, clerical and hourly workers varies by division.

     Corporate staff and group and corporate management participate in a management bonus pool equal to an aggregate of five percent of each division's earnings before taxes and corporate administrative charges. Group managers' participation in the bonus pool is limited to profitability of their respective groups; of the named executive officers, Messrs. Reid and Roberts are in this category. Corporate management and staff bonuses are based upon overall corporate profitability; Messrs. Hackney, Sommer and Warren participate in this bonus pool group. The corporate staff bonuses are based upon each individual's compensation level. Bonus payments are made quarterly.

     At the division level, a bonus pool, which is presently ten percent of the division's earnings before taxes and corporate administrative charges, is divided among the general manager of each division and certain key employees of the division, who may differ by division. Distribution of division bonus payments, which are also paid quarterly, is determined by division General Managers and Group Vice Presidents with review and approval by the Chief Operating Officer and Chief Financial Officer.

STOCK OPTIONS AND OTHER STOCK-BASED INCENTIVES

     In fiscal 1997, the shareholders approved additional shares for award under the Company's Incentive Award Plan. Options for up to 200,000 shares may be awarded in each fiscal year for the next five years, for a maximum of 1,000,000 stock options through fiscal 2002. If the total available stock options are not awarded in any year or if outstanding options expire, the remaining amounts are available for grant in subsequent years.

     Stock options are awarded to Citation employees based upon a general formula proposed by management and intended to reflect performance of the Division (for Division key employees), the Group (for Group management), and the Company as a whole (for senior management and corporate staff employees). The number of options granted to individuals is generally reflective of relative rank and base compensation levels, but also may take into account management's subjective evaluation of individual performance. In certain cases, where warranted from time to time because of individual performance or other appropriate circumstances, management may also recommend specific individual stock option awards.

     Stock option awards are granted by the Compensation Committee based on recommendations by the chief executive officer in consultation with the chief operating officer and chief financial officer.

     The Incentive Award Plan also provides for restricted stock awards. Management recommended and the Compensation Committee approved the award of 43,500 restricted stock grants to certain key Interstate Forging Industries, Inc. ("Interstate") employees under the terms of the negotiated purchase agreement by which Citation acquired Interstate. These were awarded effective with the close of the Interstate acquisition in early fiscal 1997. Restrictions expire January 1, 1999 unless grantees leave the Company's employ prior to that time for reasons other than permanent disability or death, or by reason of involuntary discharge except for "cause."

     Management also recommended the grant of a total of 34,000 stock option
shares under the terms of the Incentive Award Plan in fiscal 1997.   This
included a grant of 10,000 option shares to Mr. Esenberg, a member of the Board of Directors and Vice Chairman of Interstate Forging Industries. Senior management did not recommend the grant of options during fiscal 1997 to any of the named executive officers, based on the Company"s performance in fiscal 1996.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     In the 1997 fiscal year, Mr. Hackney's base salary was $208,000, which is the same base salary he received in fiscal 1996. His performance bonus for fiscal 1997, which is derived from a formula based upon overall Company earnings before taxes and corporate administrative charges, was $439,160.

     In fiscal 1996 and 1997, Mr. Hackney's compensation was included in the review conducted by Mercer, and was ranked by that analysis in both years as being below the median of other chief executive officers of manufacturing companies similar in size to Citation Corporation.

     All members of the Compensation Committee concur in this report to the shareholders.

     A. Derrill Crowe
     Frank B. Kelso, II
     Van L. Richey

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Van L. Richey, a Director and nominee for Director, is a Director of SouthTrust Corporation. The Company maintains its primary credit facility with a group of lenders including SouthTrust Bank of Alabama, which is a subsidiary of SouthTrust Corporation. The maximum borrowing available under the credit facility in fiscal 1997 was $300 million and the largest amount owed by the Company under such credit facility during fiscal 1997 was approximately $194 million.

                                 PERFORMANCE GRAPH

     The graph below sets forth Company's cumulative total stockholder return during the period from the Company's initial public offering through its fiscal year end, compared to the NASDAQ Stock Market - U.S. index and a peer group index presently composed of Intermet Corporation, Atchison Casting Corporation, Westcast Industries, Inc., Mascotech, Inc., and Wymann Gordon Co. The members of this peer group are to the Company's knowledge the only U.S. companies whose stock was publicly-traded during the period shown in the graph, and which have as a major component foundry and/or forging operations.

     The graph also presents a comparison to the old peer group index used in the three previous years. The old peer group consisted of Intermet, Atchison, Westcast and Sudbury, Inc., which were the only publicly-traded U.S. companies during the relevant periods in the iron and/or steel castings business. Sudbury was deleted from the index this year following its acquisition by Intermet, and Mascotech and Wymann Gordon, which are both forging companies, were added to reflect Citation's expansion during the year of its lines of business to include steel forging.

     Historical stock price performance is not necessarily indicative of future results.


                COMPARISON OF 37 MONTH CUMULATIVE TOTAL RETURN*
       AMONG CITATION CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX,
                    A NEW PEER GROUP AND AN OLD PEER GROUP


                                                   Cumulative Total Return
                                      -------------------------------------------------
                                        8/94       9/94      9/95      9/96       9/97
                                      -------    -------   -------    ------     ------
Citation Corporation                     100        144       225       142        241

New Peer Group                           100         86       112       152        211

Old Peer Group                           100         94       134       152        251

NASDAQ Stock Market (U.S.)               100        106       146       173        238


* $100 Invested on 8/02/94 in stock or index - including reinvestment of dividends.
 Fiscal year ending September 30.



Total return calculations assume annual dividend reinvestment. Citation Corporation has never paid a cash dividend (other than S corporation dividends to then existing shareholders prior to the Company's initial public offering and change to C corporation status in fiscal 1994).

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     The information set forth in the following paragraph is based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) during the fiscal year ended September 28, 1997, and Form 5 and amendments thereto furnished to the Company with respect to that fiscal year, if any, and written representations received by the Company.

     Of those persons who, at any time during the fiscal year ended September 28, 1997, were directors, executive officers, or beneficial owners of more than 10 percent of the Company's outstanding stock, none of such persons failed to file, on a timely basis, as disclosed in the above forms, reports required by
Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year.


                              PROPOSAL NUMBER 2:
                     RATIFICATION OF INDEPENDENT AUDITORS


     At the recommendation of the Audit Committee, the Board of Directors has selected Coopers & Lybrand, L.L.P., as the Company's independent auditors for the fiscal year ending September 27, 1998, subject to ratification by the shareholders at the annual meeting. Coopers & Lybrand, L.L.P., Certified Public Accountants, served as the Company's independent auditors for the fiscal year ending September 28, 1997, and has performed this function for the Company since 1987. Representatives of Coopers & Lybrand, L.L.P. will be present at the annual meeting with the opportunity to make a statement if they so desire and will be available to respond to questions of shareholders.

     The Board of Directors of the Company recommends a vote FOR Proposal number 2, the ratification of the appointment of Coopers & Lybrand, L.L.P., as the Company's independent auditors for the 1998 fiscal year.

                                 OTHER MATTERS

     The Board of Directors knows of no other business to be transacted, but if any other matters do come before the meeting, the persons named as proxies in the accompanying proxy, or their substitutes, will vote or act with respect to them in accordance with their best judgment.

                                 SHAREHOLDERS' PROPOSALS

     Any proposal which a shareholder expects to present at the next annual meeting to be held in 1999 must be received at the Company's principal executive office shown on the first page of this Proxy Statement not later than September 17, 1998, in order to be included in the proxy material for the 1999 meeting. All proposals must be sent to the Company by Certified Mail, Return Receipt Requested, and must comply with the Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission.

     THE ANNUAL REPORT OF THE COMPANY THAT ACCOMPANIES THIS PROXY STATEMENT CONTAINS CERTAIN OF THE INFORMATION CONTAINED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. A COPY OF THE 10-K WILL BE FURNISHED TO SHAREHOLDERS UPON REQUEST WITHOUT CHARGE. REQUESTS FOR FORM 10-K REPORTS SHOULD BE SENT TO STANLEY B. ATKINS, SECRETARY, CITATION CORPORATION, NO. 2 OFFICE PARK CIRCLE, SUITE 204, BIRMINGHAM, ALABAMA 35223.

                                    By Order of the Board of Directors



                                    STANLEY B. ATKINS
                                    Secretary

                                     PROXY

                             CITATION CORPORATION

          Proxy for Annual Meeting of Shareholders, February 17, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints T. Morris Hackney and R. Conner Warren and either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote, as designated below, all of the shares of the common stock of Citation Corporation (the Company) the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on February 17, 1998, and at any adjournment thereof.

1. The election as directors of all nominees listed below (except as marked to the contrary below):

        A. Derrill Crowe              Van L. Richey
        Franklyn Esenberg             Frederick F. Sommer
        William W. Featheringill      R. Conner Warren
        T. Morris Hackney             Hugh G. Weeks
        Frank B. Kelso, II

   [ ]  FOR all nominees listed above      [ ]  VOTE WITHHELD
        (except as marked to the                to vote for all
        contrary)                               nominees listed above

   (INSTRUCTION: TO WITHHOLD YOUR AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE BELOW:)

   --------------------------------------------------------------------------

2. Ratification of the appointment of independent auditors.

   [ ] FOR            [ ] AGAINST           [ ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and will be voted as directed herein. If no direction is given, this proxy will be voted FOR proposals 1 and 2.

Dated ________________, 19__         Phone No. ______________________________



                                           __________________________________
                                           Signature of Stockholder



                                           __________________________________
                                           Signature of Stockholder


Where stock is registered jointly in the names of two or more persons, ALL should sign. Signature(s) should correspond exactly with the name(s) as shown above. Please mark, sign, date, and return the proxy card promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.